Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Shareholders
of Atlantic Acquisition Corp.

We have audited the accompanying balance sheet of Atlantic Acquisition Corp. (the “Company”) as of August 14, 2017. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Atlantic Acquisition Corp. as of August 14, 2017, in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP
Marcum LLP

New York, NY

August 18, 2017

Atlantic Acquisition Corp.

Balance Sheet

 August 14, 2017

ASSETS

Current Assets
Current assets-cash	$528,751
Current assets-cash held in escrow	209,250
Total Current Assets	738,001

Cash held in trust account	40,800,000
Total Assets	$41,538,001

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Deferred offering costs payable	37,500
Total Current Liabilities	37,500

Deferred underwriting compensation	1,000,000
Total Liabilities	$1,037,500

Commitments and Contingencies
Common stock subject to possible conversion; 3,480,441 (at conversion value of $10.20 per share)	35,500,500

Stockholders’ Equity
Preferred stock, no preferred stock authorized	—
Common Stock, $.0001 par value, 30,000,000 shares authorized, 1,989,559 common stocks issued and outstanding(1)	199
Additional paid- in capital	5,000,684
Accumulated deficit	(882)
Total Stockholders’ Equity	5,000,001

Total Liabilities and Stockholders’ Equity	$41,538,001

(1) This number includes an aggregate of up to 150,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

The accompanying notes are an integral part of the financial statements.

Atlantic Acquisition Corp.

Notes to Balance Sheet

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration

Organization and General

Atlantic Acquisition Corp. (the “Company”) was incorporated in Delaware on May 19, 2016 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses being operated by and/or serving ethnic minorities in the United States, especially within Asian-American communities.

At August 14, 2017, the Company had not yet commenced any operations. All activity through August 14, 2017 relates to the Company’s formation and the public offering described below.

Financing

The registration statement for the Company’s initial public offering (the “Public Offering” as described in Note 3) was declared effective by the United States Securities and Exchange Commission (“SEC”) on August 8, 2017. The Company consummated the Public Offering on August 14, 2017 of 4,000,000 units at $10.00 per unit (the “Public Units’) and sold to initial shareholders and Chardan Capital Markets, LLC 320,000 units at $10.00 per unit (the “Private Units”) in a private placement (Note 5). The Company received net proceeds of approximately $41,476,000.

Trust Account

Upon the closing of the Public Offering and the private placement, $40,800,000 was placed in a trust account (the “Trust Account”) with American Stock Transfer & Trust LLC acting as trustee.

The funds held in the Trust Account can be invested in United States government treasury bills, bonds or notes, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within 18 months from the closing of the Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations.

Business Combination

Pursuant to Nasdaq listing rules, the Company’s Initial Business Combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account), which the Company refers to as the 80% test, at the time of the execution of a definitive agreement for our initial business combination, although the Company may structure a business combination with one or more target businesses whose fair market value significantly exceeds 80% of the trust account balance. If the Company is no longer listed on Nasdaq, it will not be required to satisfy the 80% test.

The Company currently anticipates structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. The Company may, however, structure a business combination where the Company merges directly with the target business or where the Company acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but the Company will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

The Company will either seek stockholder approval of any Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, or provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. These shares have been recorded at redemption value and are classified as temporary equity, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination only if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, solely if stockholder approval is sought, a majority of the outstanding common shares of the Company voted are voted in favor of the Business Combination.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 25% or more of the common shares sold in the Public Offering. Accordingly, all shares purchased by a holder in excess of 25% of the shares sold in the Public Offering will not be converted to cash. In connection with any stockholder vote required to approve any Business Combination, the Initial Stockholders will agree (i) to vote any of their respective shares, including the common shares sold to the Initial Stockholders in connection with the organization of the Company (the “Initial Shares”), common shares included in the Private Units to be sold in the Private Placement, and any common shares which were initially issued in connection with the Public Offering, whether acquired in or after the effective date of the Public Offering, in favor of the initial Business Combination and (ii) not to convert such respective shares into a pro rata portion of the Trust Account or seek to sell their shares in connection with any tender offer the Company engages in.

Liquidation

Pursuant to the Company’s Certificate of Incorporation, if the Company is unable to complete its initial Business Combination within 18 months from the date of the Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of common stock and the Company’s board of directors, dissolve and liquidate. However, if the Company anticipates that it may not be able to consummate its initial business combination within 18 months, the Company may, but is not obligated to, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 24 months to complete a business combination). Pursuant to the terms of the Company’s amended and restated articles of incorporation and the trust agreement to be entered into between the Company and American Stock Transfer & Trust Company, LLC, in order to extend the time available for the Company to consummate its initial business combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $800,000, or $920,000 if the underwriters’ over-allotment option is exercised in full ($0.20 per share in either case), on or prior to the date of the applicable deadline, up to an aggregate of $1,600,000 (or $1,840,000 if the underwriters’ over-allotment option is exercised in full), or $0.40 per share. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that the Company is unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. The Company’s stockholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that the Company receives notice from its insiders five days prior to the applicable deadline of their intent to effect an extension, the Company intends to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. The Company’s insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for the Company to complete its initial business combination. To the extent that some, but not all, of the Company’s insiders, decide to extend the period of time to consummate its initial business combinations, such insiders (or their affiliates or designees) may deposit the entire amount required. If the Company is unable to consummate an initial Business Combination and is forced to redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, each holder will receive a pro rata portion of the amount then in the Trust Account. Holders of rights will receive no proceeds in connection with the liquidation. The Initial Stockholders and the holders of Private Units will not participate in any redemption distribution with respect to their initial shares and Private Units, including the common stock included in the Private Units.

To the extent The Company is unable to consummate a business combination, it will pay the costs of liquidation from the remaining assets outside of the trust account. If such funds are insufficient, Wai Fun Cheng, Ren Hua Zheng, Richard Xu and Tom W. Su have agreed to pay the funds necessary to complete such liquidation and have agreed not to seek repayment of such expenses.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) permits emerging growth companies to delay complying with new or revised financial accounting standards that do not yet apply to private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2 — Significant Accounting Policies

Basis of presentation

The accompanying balance sheet is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There was no cash equivalents as of August 14, 2017.

Cash Held in Trust Account

At August 14, 2017, the assets held in the Trust Account is held in cash.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stocks (including common stocks that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stocks are classified as shareholders’ equity. The Company’s common stocks feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at August 14, 2017, common stocks subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to stockholders’ equity upon the completion of the Public Offering. Accordingly, on August 14, 2017, offering costs totaling $2,723,717 have been charged to stockholders’ equity (consisting of $2,200,000 in underwriters’ fees, plus $523,717 of other cash expenses, and a non-cash charge of $610,265 to record the fair value of the UPO (as described in Note 3 - Accounting for UPO).

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on May 19, 2016, the evaluation was performed for the 2016 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Subsequent Events

On August 16, 2017, the underwriters exercised the over-allotment option in part. The closing of the sale 425,000 over-allotment option Units generating gross proceeds of $4,250,000 is anticipated to take place on August 21, 2017. There is no guarantee, however, that the closing will take place. Simultaneously with the sale of the over-allotment units, the Company will consummate the private sale of an additional 21,250 Private Units, generating gross proceeds of $212,500.

The Company’s management reviewed all material events that have occurred after the balance sheet date through the date which these financial statements were issued.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Cash Held in Escrow

As of August 14, 2017, $209,250 from the proceeds of the public offering was held in escrow and was released to the Company’s operating bank account for working capital purposes at August 16, 2017.

Note 4 — Public Offering

Public Unit

On August 14, 2017, the Company sold 4,000,000 units at a price of $10.00 per Public Unit in the Public Offering. Each Public Unit consists of one ordinary share of the Company, $0.0001 par value per share (the “Public Shares”), and one right (the “Public Rights”). Each Public Right entitles the holder to receive one-tenth (1/10) of an ordinary share upon consummation of an initial Business Combination. In addition, the Company has granted Chardan Capital Markets, LLC, the underwriter of the Public Offering, a 45-day option to purchase up to 600,000 Public Units solely to cover over-allotments, if any.

If the Company does not complete its Business Combination within the necessary time period described in Note 1, the Public Rights will expire and be worthless. Since the Company is not required to net cash settle the Rights and the Rights are convertible upon the consummation of an initial Business Combination, the Management determined that the Rights are classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with ASC 815-40. The proceeds from the sale are allocated to Public Shares and Rights based on the relative fair value of the securities in accordance with ASC 470-20-30. The value of the Public Shares and Rights will be based on the closing price paid by investors.

The Company paid an upfront underwriting discount of $1,200,000 (3.0%) of the per unit offering price to the underwriter at the closing of the Public Offering, with an additional fee of $1,000,000 (the “Deferred Discount”) of 2.5% of the gross offering proceeds payable upon the Company’s completion of the Business Combination. The Deferred Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. In the event that the Company does not close the a Business Combination, the underwriter has waived its right to receive the Deferred Discount. The underwriter is not entitled to any interest accrued on the Deferred Discount.

Chardan Capital Markets, LLC purchased 20,000 of Private Placement Units simultaneous with the close of the Public Offering. Chardan Capital Markets has agreed to purchase up to an additional 3,000 Private Placement Units if the over-allotment option is exercised in full.

Purchase Option

On August 14, 2017, the Company sold the underwriters, for $100, a unit purchase option to purchase up to a total of 250,000 Units exercisable at $10.50 per Unit (or an aggregate exercise price of $2,625,000) commencing on the later of the consummation of a Business Combination and six months from February 8, 2018. The unit purchase option expires August 8, 2022. The units issuable upon exercise of this option are identical to the Units being offered in the Public Offering. The Company has agreed to grant to the holders of the unit purchase option, demand and “piggy back” registration rights for periods of five and seven years, respectively, from the effective date of the Public Offering, including securities directly and indirectly issuable upon exercise of the unit purchase option.

The Company has accounted for the fair value of the unit purchase option, inclusive of the receipt of a $100 cash payment, as an expense of the Public Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $610,265 using a Black-Scholes option-pricing model adjusted for the likelihood of a completed Business Combination. The fair value of the unit purchase option to be granted to the placement agent is estimated as of the date of grant using the following assumptions: (1) expected volatility of 51.14%, (2) risk-free interest rate of 1.77% and (3) expected life of five years, (4) estimated possibility of 55% for consummation of initial business combination.

Note 5 — Private Placement

Certain of the Company’s shareholders, and Chardan Capital Markets, LLC purchased an aggregate of 320,000 Private Units at $10.00 per Private Unit. They will also agree that if the over-allotment option is exercised by the underwriters, they will purchase from the Company at a price of $10.20 per Private Unit up to an additional 30,000 Private Units pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in the Public Offering is held in the Trust Account regardless of whether the over-allotment option is exercised in full or part.

The Private Units are identical to the Units sold in the Public Offering. Additionally, the holders of the Private Units have agreed (A) to vote the shares underlying their Private Units in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company provides dissenting Public Stockholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any shares underlying the Private Units into the right to receive cash from the Trust Account in connection with a stockholder vote to approve an initial Business Combination or a vote to amend the provisions of the Company’s amended and restated certificate of incorporation relating to shareholders’ rights or pre-Business Combination activity or sell their shares to the Company in connection with a tender offer the Company engages in and (D) that the shares underlying the Private Units shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to transferees that agree to the same terms and restrictions) until the completion of an initial Business Combination.

Note 6 — Related Party Transactions

In May 2017, the Company repurchased all of its outstanding shares for $25,000, which was accrued as due to related parties and paid on June 1, 2017.

On June 9, 2016, the Company issued a $175,000 principal amount unsecured promissory note to the Company’s previous President and Director. On May 30, 2017, the Company issued a $175,000 principal amount unsecured promissory note to one of the Company’s current directors, which was used to repay the then outstanding $175,000 loan on June 1, 2017. The note is non-interest bearing and was payable on the consummation of the Public Offering. Due to the short-term nature of the note, the fair value of the note approximated the carrying amount. On August 14, 2017, the $175,000 loan from current director was converted into part of the subscription of $250,000 private placement at a price of $10.00 per unit.

All expenses incurred by the Company prior to an initial Business Combination may be paid only from the net proceeds of the Public Offering and related private placements not held in the Trust Account. Thus, in order to meet the Company’s working capital needs following the consummation of the Public Offering if the funds not held in the Trust Account and interest earned on the funds held in the Trust Account available to the Company are insufficient, Wai Fun Cheng, Ren Hua Zheng, Richard Xu, Tom W. Su may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. Up to $500,000 of the notes may, at the lender’s discretion, be converted upon consummation of an initial Business Combination into additional private units at a price of $10.00 per unit (“Working Capital Units”). The Company’s directors and shareholders have approved the issuance of the ordinary shares upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of an initial Business Combination. If the Company does not complete an initial Business Combination, the loans will only be repaid with funds not held in the Trust Account, to the extent available.

Note 7 — Commitments

Deferred Underwriter Commission

The Company is committed to pay the Deferred Discount of 2.5% of the gross offering proceeds, in the amount of $1,000,000 of the Public Offering, to the underwriter upon the Company’s consummation of the Business Combination. The underwriter is not entitled to any interest accrued on the Deferred Discount, and has waived its right to receive the Deferred Discount if the Company does not close a Business Combination.

Registration Rights

The Initial Stockholders are entitled to registration rights with respect to their Initial Shares and the purchasers of the Private Units are entitled to registration rights with respect to the Private Units (and underlying securities), pursuant to a registration rights agreement signed on the effective date of the Public Offering. The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Engagement of B. Riley & Co. LLC

The Company plans to engage B. Riley & Co. LLC (“B. Riley”) to provide certain advisory services to it. In consideration for such services, the Company’s management team has agreed to transfer 20,000 insider shares to B. Riley upon the consummation of the initial business combination. Such shares will be subject to the same restrictions and escrow arrangement as the other insider shares. The value of the service provided by B. Riley will be accounted at the fair value at the date of transfer as operating expenses and a credit to additional paid-in capital upon the transfer of the shares.

Note 8 — Stockholders’ Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of August 14, 2017, there are no preferred shares issued or outstanding.

Common Stock

The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share.

On May 19, 2016, 1,150,000 shares of the Company’s common stock were sold to prior stockholders of the Company at a price of approximately $0.02 per share for an aggregate of $25,000. In May 2017, the Company repurchased all such shares for $25,000 and issued 1,150,000 shares to the current stockholders for $25,000, or approximately $0.02 per share. This number includes an aggregate of up to 150,000 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters. All of these shares were placed in escrow on the date of the Public Offering until (1) with respect to 50% of the shares, the earlier of six months after the date of the consummation of an initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of an initial Business Combination, or earlier, in either case, if, subsequent to an initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property. The escrow share arrangement does not require the continued employment of the current stockholders or insiders. At the closing of the Business Combination, the fair value of the escrow arrangement would be both charged and credited to additional paid-in capital.

At August 14, 2017, there were 1,989,559 shares of common stock issued and outstanding excluding 3,480,441 shares subject to possible conversion. This amount includes 150,000 shares subject to forfeiture to the extent the underwriter’s over-allotment option is not exercised in full.

operations. All activity through August 14, 2017 relates to the Company’s formation and the public offering described below. The Company has selected December 31 as its fiscal year-end.

Financing

The registration statement for the Company’s initial public offering (the “Public Offering” as described in Note 3) was declared effective by the United States Securities and Exchange Commission (“SEC”) on August 8, 2017. The Company consummated the Public Offering on August 14, 2017 of 4,000,000 units at $10.00 per unit (the “Public Units’) and sold to initial shareholders and Chardan Capital Markets, LLC 320,000 units at $10.00 per unit (the “Private Units”) in a private placement (Note 5). The Company received net proceeds of approximately $41,476,000.

Trust Account

Upon the closing of the Public Offering and the private placement, $40,800,000 was placed in a trust account (the “Trust Account”) with American Stock Transfer & Trust LLC acting as trustee.

The funds held in the Trust Account can be invested in United States government treasury bills, bonds or notes, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within 18 months from the closing of the Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations.

F-4

Business Combination

Pursuant to Nasdaq listing rules, the Company’s Initial Business Combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account), which the Company refers to as the 80% test, at the time of the execution of a definitive agreement for our initial business combination, although the Company may structure a business combination with one or more target businesses whose fair market value significantly exceeds 80% of the trust account balance. If the Company is no longer listed on Nasdaq, it will not be required to satisfy the 80% test.

The Company currently anticipates structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. The Company may, however, structure a business combination where the Company merges directly with the target business or where the Company acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but the Company will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

The Company will either seek stockholder approval of any Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, or provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. These shares have been recorded at redemption value and are classified as temporary equity, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination only if it will have net tangible assets of at least $5,000,001 u